SECURITIES AND EXCHANGE COMMISSION
"Washington, D.C.  20549"

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (date of earliest event reported):	25-Jul-01

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through
 Certificates, Series 2001-1
(Exact name of registrant as specified in its charter)


          Delaware                      333-49820          13-3320910
(State or Other Jurisdiction           (Commission      (I.R.S. Employer
of Incorporation)                        File Number)     Identification No.)


11 Madison Avenue, 5th Floor
New York, New York                                                   10010
(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:      (212) 325-2000
Item 5. Other Events

	On July 25, 2001 a scheduled distribution was made from the Trust
	to holders of the Certificates.  The Trustee has caused to be filed with
	the Commission, the Monthly Report dated			25-Jul-01
	The Monthly Report is filed pursuant to and in accordance with
	(1) numerous no-action letters (2) current Commission policy in the area.





	A.   Monthly Report Information
	     See Exhibit No.1


	B.   Have and deficiencies occurred?  NO.
		Date:
		Amount:

	C.   Item 1: Legal Proceedings:	NONE

	D.   Item 2: Changes in Securities:   NONE

	E.   Item 4: Submission of Matters to a Vote of
	     Certificateholders:  NONE

	F. Item 5: Other Information - Form 10-Q, PartII - Items 1,2,4,5 if applicable: NOT APPLICABLE


Item 7. Monthly Statements and Exhibits
	Exhibit No.

   1.)	Monthly Distribution Report Dated 		25-Jul-01



Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through
 Certificates, Series 2001-1


STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:		July 25, 2001


DISTRIBUTION SUMMARY

 		 	Beginning	 	Current Period			 Accrued
 	Original	Current Principal	Principal     Pass-Through Interest
Class	Face Value 	Amount		Distribution  Rate	Distributed (1)
A	151552000.00	117798037.34	8252697.26	7.50000%	736237.73
A-IO	5262224.00	4160892.46	0.00	7.50000%	26005.58
M-1	4341350.00	4341350.00	0.00	7.50000%	27133.44
M-2	1973340.00	1973340.00	0.00	7.50000%	12333.38
X	157866740.27	124826773.69	0.00	 - 	31191.27
R	50.00	0.00	0.00	7.50000%	0.00
TOTAL:	157866740.00	124112727.34	8252697.26		832901.40




		 		Certificate  Ending
	Realized Loss of	Interest	Current Prin
	Principal		Shortfall 	Amount
Class
A	N/A	N/A	109545340.08
A-IO	0.00	0.00	3889961.38
M-1	0.00	0.00	4341350.00
M-2	0.00	0.00	1973340.00
X	0.00	0.00	116698841.52
R	0.00	0.00	0.00
TOTAL:	0.00	0.00	115860030.08




AMOUNTS PER $1,000 UNIT

		 	 					Interest	Ending
				Prin		Int	   Carry-forward	Curr Prin
Class	Cusip		Distribution	Distribution Amount	Amount
A	22540AVR6	54.45455857 	4.85798756 	0.00000000 	722.82345387
A-IO	22540AVU9	0.00000000 	4.94193710 	0.00000000 	739.22383084
M-1	22540AVS4	0.00000000 	6.25000058 	0.00000000 	1000.00000000
M-2	22540AVT2	0.00000000 	6.25000253 	0.00000000 	1000.00000000
X	N/A	0.00000000 	0.19757974 	0.00000000 	739.22373592
R	22540AVV7	0.00000000 	0.00000000 	0.00000000 	0.00000000



	     SIGNATURES
	Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through Certificates, Series 2001-1


				By: /s/ Mary Fonti
				Name:  Mary Fonti
				Title:  Vice President
				Bank One, NA